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                                                                    EXHIBIT 12.1


STATS CHIPPAC LTD.
RATIO OF EARNINGS TO FIXED CHARGES

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
                            PROFORMA
                           YEAR ENDED                                                                SIX MONTHS ENDED
                          DECEMBER 31,               FISCAL YEAR ENDED DECEMBER 31,                      JUNE 30,
                          -------------   ------------------------------------------------------    ------------------
                              2004          2000      2001         2002       2003       2004        2004       2005
                          -------------   -------   ---------    --------    -------   ---------    -------   --------
                                                           (IN THOUSANDS, EXCEPT RATIO)
Income (loss) before
   income taxes .......   $   (470,916)   $57,224   $(143,142)   $(95,968)   $   528   $(456,001)   $10,100   $(38,549)

Add
Interest expense ......         44,170      2,424       1,275      10,414     13,994      28,816      9,282     20,118
Portion of operating
   lease rental expense
   deemed by us to be
   representative of
   interest factor ....         17,783      6,185       8,353       7,146      6,202      14,627      5,993      6,884
                          ------------    -------   ---------    --------    -------   ---------    -------   --------
Earnings as adjusted ..   $   (408,963)   $65,833   $(133,514)   $(78,408)   $20,724   $(412,558)   $25,375   $(11,547)


Fixed charges
Interest expense ......         44,170      2,424       1,275      10,414     13,994      28,816      9,282     20,118
Portion of operating
   lease rental expense
   deemed by us to be
   representative of
   interest factor ....         17,783      6,185       8,353       7,146      6,202      14,627      5,993      6,884
                          ------------    -------   ---------    --------    -------   ---------    -------   --------
                          $     61,953    $ 8,609   $   9,628    $ 17,560    $20,196   $  43,443    $15,275   $ 27,002

Ratio of earnings to
   fixed charges ......             --       7.6x          --          --       1.0x          --       1.7x         --

Deficiency of earnings
   to cover fixed
   charges ............   $   (470,916)        --   $(143,142)   $(95,968)        --   $(456,001)        --   $(38,549)

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